Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-32296 on Form S-8 of our report dated June 18, 2024, appearing in this Annual Report on Form 11-K of the Upbound 401(k) Retirement Savings Plan (formerly Rent-A-Center, Inc. 401(k) Retirement Savings Plan) for the year ended December 31, 2023.

/s/ Weaver and Tidwell, L.L.P.

WEAVER AND TIDWELL, L.L.P.

Houston, TX
June 18, 2024